AMENDED CONSULTING AGREEMENT



         AGREEMENT made this 10th day of October, 2002, by and between EH Associates, a consulting firm domiciled in the State of New York hereinafter referred to as the "Consultant," and eSAFETYWORLD, Inc. whose principal place of business is located at in Bohemia, New York hereinafter referred to as "Company." Collectively, Consultant and Company are referred to as the "Parties."

         WHEREAS, the Company previously engaged the services of the Consultant to perform consulting services for the Company for a extended term regarding as an independent contractor and not as an employee; and

         WHEREAS, Consultant desires to reduce the term of the current consulting agreement because of the lack of success of the Company's planned operations and the continued depletion of the Company's resources.

         NOW, THEREFORE, in an effort to reduce the depletion of the Company's cash and liquidity the parties agree as follows:

1. Term. The respective duties and obligations of the contracting parties shall be for a period of one year commencing on November 1, 2002. This Agreement shall automatically renew for an additional year at each anniversary date, unless either party gives sixty (60) days written notice to the other party of his intent not to renew for an additional period.

2. Consultations. Consultant shall be available to consult with the Board of Directors, the officers of
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     the Company,  and the heads of the  administrative  staff, at reasonable times, concerning matters pertaining to fulfillment of its third party consulting agreements, fulfilling its obligations under agreements with Blue Marble World, Inc., filing of its periodic reports with the Securities and Exchange Commission, communication with shareholders, collection of accounts receivable, conversion of assets to cash, cash equivalents and liquid securities, payment and settlement of obligations, preservation of corporate good standing, advise regarding regulatory compliance, and advise respecting strategic alternatives for future operations. Consultant shall not represent the Company, its Board of Directors, its officers or any other members of the Company in any transactions or communications nor shall Consultant make claim to do so.

3. Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this
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     agreement,  the  Consultant  shall not be liable to the  Company,  or to anyone who may claim any right due to any relationship with the Corporation, for any acts or omissions in the performance of services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to willful misconduct or gross negligence. The Company shall
     hold the Consultant  free  and  harmless  from  any  obligations,   costs,
     claims, judgments, attorneys' fees, and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this agreement or in any way connected with the rendering of services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

4. Compensation. The Consultant shall receive compensation from the Company for the performance of the services to rendered to the Company pursuant to the terms of the agreement of not less than $150,000 per annum payable either in advance at the beginning of each quarter or the entire per annum fee, at the option of Consultant. In addition, the Company shall reimburse the Consultant for all reasonable out-of-pocket expenses, including the cost of medical insurance, incurred by the Consultant pursuant to the terms of this agreement.

5. Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach
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     thereof,  shall be settled by arbitration in accordance of the rules of the
     American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) shall be entered in any court having jurisdiction thereof. For that purpose, the parties hereto consent to the jurisdiction and venue of an appropriate court located in Suffolk County, State of New York. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

6. Entire Agreement. This Agreement contains the entire agreement of the Parties and may be modified or
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     amended  only by  agreement  in  writing,  signed by the  Parties.  This
     Agreement  supersedes  all  previous agreements between the Parties.



         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the 10th day of October, 2002.


eSAFETYWORLD, Inc.:





By:
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EH Associates:




By:
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